For Immediate Release	Contact Information
Monday, March 10, 2008	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

TXCO Resources Reports Record Results for 2007

SAN ANTONIO -- March 10, 2008 -- TXCO Resources Inc. (Nasdaq:TXCO) today reported results for its year and quarter ended December 31, 2007. The Company set records for:
●	Revenues.
●	Oil and gas sales.
●	Cash flow.
●	Total assets.
●	Proved reserves.

For the year, total revenues rose to a record $93.9 million, a 30 percent increase from $72.4 million in 2006. Oil and gas sales increased 45 percent from the prior year to $81.8 million. Assets rose to $354.6 million, nearly 150 percent above year-end 2006, including the second-quarter 2007 acquisition of Output Exploration LLC.

The Company reported net income attributable to common stock of $0.9 million, equal to $0.03 per share, compared with $7.2 million, $0.22 per share, in 2006. Operating income, $10.4 million, was essentially flat with the prior year.

Net cash provided by operating activities was $69.4 million, partially reflecting accrued acquisition costs, a 181 percent increase from $24.7 million in 2006. Ebitda -- earnings before income taxes, interest expense, depreciation, depletion, amortization, impairment and abandonment expense -- was a record $52.9 million, or $1.52 per share, a 42 percent increase from $37.3 million, or $1.12 per share, in 2006. Ebitdax -- Ebitda plus exploration expense -- also set a record of $54.2 million, or $1.56 per share, compared with $40.3 million, $1.21 per share in the prior year. All per-share amounts are on a diluted basis. See the accompanying table for a reconciliation of non-GAAP financial measures.

Fourth-Quarter Results
For the fourth quarter of 2007, TXCO had net income attributable to common stock of $1.8 million, or $0.05 per share, compared with a net loss of $4.4 million, $0.13 per share, in fourth-quarter 2006. TXCO's revenues for the three months ended December 31, 2007, were more than double the same period in the prior-year period, $32.1 million compared with $15.3 million. Oil and gas sales also were more than double the 2006 quarter, $28.9 million versus $12.1 million. Oil and gas volumes increased to 2.4 bcfe, compared with 1.5 bcfe in fourth-quarter 2006.

Continuing Reserve Growth
Proved reserves increased sharply through both the Output acquisition and drilling. Net proved reserves at the end of 2007 were a record 91.8 bcfe, up from TXCO's estimated proved reserves of 41.4 bcfe at year-end 2006. Combined with record 2007 oil and gas sales of 7.9 bcfe, gross reserve additions were 58.3 bcfe, including 18.5 bcfe via the drillbit, before acquisitions. Overall, TXCO had a 731 percent all-source reserve replacement rate. Estimated, pre-tax future net cash flows discounted at 10 percent (PV-10) for proved reserves at year-end 2007 were $373 million, based on adjusted commodity prices of $92.75 per barrel for crude oil and $6.445 per mmBtu for natural gas. TXCO's year-end 2006 PV-10 stood at $92.7 million.
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The Company's reserve life index rose to 11.5 years, compared with seven years at year-end 2006. Its reserve mix at year end consisted of 54 percent oil and 46 percent gas, of which approximately 59 percent was proved developed.

All reserve estimates were prepared by the independent engineering firms of DeGolyer and MacNaughton and William M. Cobb & Associates Inc. in accordance with Securities and Exchange Commission and Financial Accounting Standards Board requirements.

Management Perspective
"We began 2008 as a different company following the landmark changes that followed our acquisition of Output Exploration during 2007," said Chairman and CEO James E. Sigmon. "We continue to build on the valuable assets we gained in the Output transaction. I see more potential than ever before to create greater shareholder value through such exciting projects as the San Miguel oil sands, Pearsall gas resource play, Glen Rose Porosity oil play and Fort Trinidad Glen Rose shoals. I remain confident that we will see stronger continuing growth in production, reserves, profitability and shareholder value in 2008 and going forward."

Conference Call and Webcast
TXCO has scheduled a conference call for 10 a.m. CDT (11 a.m. EDT) Tuesday, March 11, 2008, to discuss 2007 financial results and current operations. The call will be broadcast live via the Company's Web site at http://www. txco.com/concall.html or by telephone at (877) 387-9209 in the U.S. and  Canada and (706) 643-3820 for international callers. Passcode is 34954051. A replay will be available through Thursday, March 13, 2008, at (800) 642-1687 (U.S./Canada) and (706) 645-9291 (international) with the same passcode, and for 30 days at http://www. txco.com/concall.html.

Also, the Company will webcast its presentation at this week's Dahlman Rose & Co. Energy Supply Chain Conference in  New York and Boston. Mr. Sigmon's New York presentation is scheduled to start at 10:30 a.m. CDT (11:30 a.m. EDT) Wednesday, March 12. The webcast will be available via TXCO's Web site at http://www.txco.com/presentation.html, and will be archived for future reference.

About TXCO Resources
TXCO Resources, formerly The Exploration Company, is an independent oil and gas enterprise with interests in the Maverick Basin, the onshore Gulf Coast region and the Marfa Basin of Texas, and the Midcontinent region of western Oklahoma. It has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. TXCO's business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. It accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO."

Important Information
           TXCO Resources filed a preliminary proxy statement with the Securities and Exchange Commission ("SEC") on March 10, 2008, in connection with the election of directors and other actions to be taken at the 2008 Annual Meeting of Stockholders.  TXCO Resources will soon be filing with the SEC and mailing to its stockholders a definitive proxy statement and WHITE proxy card in connection with the 2008 Annual Meeting of Stockholders.  As required by the SEC, you are urged to read the preliminary proxy statement and the definitive proxy statement (as well as any amendments or supplements thereto) relating to the 2008 Annual Meeting of Stockholders when they become available because they contain important information.  After being filed with the SEC, you will be able to obtain the preliminary proxy statement and the definitive proxy statement (as well as any amendments or supplements thereto) and other relevant documents free of charge at the SEC's website, www.sec.gov. In addition, copies of the definitive proxy statement and other relevant documents will be made available for free to any TXCO stockholder who makes a request to TXCO's Corporate Secretary and Vice President-Capital Markets, Roberto R. Thomae, at (210) 496-5300 (ext. 214) or 777 East Sonterra Blvd., Suite 350, San Antonio, Texas 78258.
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TXCO Resources and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Stockholders. Information regarding the names and interests of these persons in connection with the 2008 Annual Meeting of Stockholders was included in the preliminary proxy statement, filed with the SEC on March 10, 2008, as such information may be supplemented or amended by the definitive proxy statement.  In addition, TXCO Resources files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. These documents are available free of charge at the SEC's website at www.sec.gov or from TXCO at  www.txco.com.

Forward-Looking Statements
Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to budget and drilling plans, capital expenditures, production levels, the timing, number and cost of wells to be drilled, new projects and expected response, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. TXCO undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended December 31, 2006, and its Form 10-Q for the quarter ended September 30, 2007. These and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

TXCO RESOURCES INC. Condensed Consolidated Balance Sheets (Unaudited)

	December 31
(in thousands)	2007	2006
Assets

Current Assets
Cash and equivalents	$9,831	$3,882
Accounts receivable:
Joint interest owners	4,167	3,321
Oil and gas sales	13,785	5,811
Federal income tax	4,974	4,468
Prepaid expenses and other	2,989	887
Total Current Assets	35,746	18,369

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	314,941	119,574

Other Assets
Deferred tax asset	-	5,310
Deferred financing fees	2,613	60
Other assets	1,307	488
Total Other Assets	3,920	5,858

Total Assets	$354,607	$143,801

TXCO RESOURCES INC. Condensed Consolidated Balance Sheets (Unaudited)

	December 31
(in thousands, except shares and per share amounts)	2007	2006
Liabilities And Stockholders' Equity

Current Liabilities
Accounts payable, trade	$11,345	$7,969
Other payables and accrued liabilities	39,916	6,433
Undistributed revenue	2,401	1,035
Notes payable	399	267
Derivative settlements payable	475	70
Preferred dividends payable	397	-
Accrued derivative obligation - short-term	4,725	321
Total Current Liabilities	59,658	16,095

Long-Term Liabilities
Long-term debt	100,000	2,351
Deferred income taxes	12,007	-
Accrued derivative obligation - long-term	3,993	-
Asset retirement obligation	4,233	1,703
Total Long-Term Liabilities	120,233	4,054

Commitments and Contingencies	-	-

Stockholders' Equity
Preferred stock; authorized 10,000,000 shares, Series A, -0- shares issued and outstanding Series B, -0- shares issued and outstanding Series C, 55,000 shares issued and outstanding	1	-
Common stock, par value $0.01 per share; authorized 50,000,000 shares, issued 34,269,038 and 33,290,698 shares, and outstanding 34,150,619 and 33,190,898	343	333
Additional paid-in capital	177,030	122,108
Retained earnings	3,561	2,619
Accumulated other comprehensive loss, net of tax	(5,754)	(1,162)
Less treasury stock, at cost, 118,419 shares and 99,800 shares	(465)	(246)
Total Stockholders' Equity	174,716	123,652

Total Liabilities and Stockholders' Equity	$354,607	$143,801

TXCO RESOURCES INC. Condensed Consolidated Statements of Operations (Unaudited)

		Years Ended December 31
	(in thousands, except earnings per share data)	2007	2006	2005
	Revenues
	Oil and gas sales	$81,753	$56,520	$38,533
	Gas gathering operations	11,958	15,853	28,430
	Other operating income	195	45	37
	Total Revenues	93,906	72,418	67,000

	Costs and Expenses
	Lease operations	14,105	7,248	6,470
	Production taxes	4,672	2,551	2,180
	Exploration expenses	1,222	2,968	3,266
	Impairment and abandonments	1,983	1,722	1,406
	Gas gathering operations	13,257	16,255	28,312
	Depreciation, depletion and amortization	36,202	23,840	12,597
	General and administrative	12,058	7,298	5,439
	Total Costs and Expenses	83,499	61,882	59,670

	Income from Operations	10,407	10,536	7,330

	Other Income (Expense)
	Interest income	329	550	89
	Interest expense	(9,686)	(269)	(2,920)
	Loan fee amortization	(554)	(216)	(132)
	Derivative mark-to-market gain (loss)	-	1,995	(2,128)
	Derivative settlements loss	-	(2,686)	(9,115)
	Gain (loss) on sale of assets	1	(8)	24,540
	Total Other Income (Expense), Net	(9,910)	(634)	10,334

	Income before income taxes	497	9,902	17,664
Income tax expense (benefit) --	current	(5,301)	1,232	4,851
	deferred	4,458	1,429	(928)

	Net Income	1,340	7,241	13,741
	Preferred dividends	397	-	-
	Net Income Available to Common Stockholders	$ 943	$7,241	$13,741

	Earnings Per Share:
	Basic	$0.03	$0.23	$0.48
	Diluted	$0.03	$0.22	$0.48
	Weighted average number of common shares outstanding:
	Basic	33,422	31,916	28,444
	Diluted	34,740	33,247	28,885

TXCO RESOURCES INC. Condensed Consolidated Statements of Cash Flows (Unaudited)
	Years Ended December 31
(in thousands)	2007	2006	2005
Operating Activities
Net (loss) income	$1,340	$7,241	$13,741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	36,756	24,056	12,597
Impairments, abandonments and dry hole costs	2,436	1,722	1,406
(Gain) loss on sale of assets	(1)	8	(24,540)
Deferred tax expense (benefit)	4,458	1,560	(928)
Non-cash interest expense - redeemable preferred stock	-	-	684
Non-cash compensation expense	2,824	1,207	-
Non-cash derivative mark-to market (gain) loss	-	(1,995)	2,128
Non-cash change in components of OCI	1,524	806	-
Payment to terminate cash flow hedge			(2,356)
Changes in operating assets and liabilities:
Receivables	(8,820)	213	(984)
Prepaid expenses and other	(6,027)	747	(469)
Accounts payable and accrued expenses	35,590	(2,342)	44
Current income taxes (receivable) payable	(688)	(8,499)	4,937
Net cash provided by operating activities	69,392	24,724	6,260
Investing Activities
Development and purchases of oil and gas properties	(117,311)	(52,927)	(49,672)
Purchase of subsidiary	(95,994)	-	-
Purchase of other equipment	(3,105)	(6,941)	(37)
Proceeds from sale of oil and gas properties and other assets	6,001	23	78,002
Net cash provided (used) by investing activities	(210,409)	(59,845)	28,293
Financing Activities
Issuance of preferred stock, net of expenses	52,777	-	-
Purchase of lower call option	(21,569)	-	-
Proceeds from sale of upper call option	17,852	-	-
Proceeds from bank credit facility	168,500	13,450	15,001
Payments on bank credit facility	(70,851)	(11,100)	(32,099)
Payments on installment and other obligations	(577)	(489)	(1,761)
Proceeds from installment and other obligations	710	494	356
Redemption of preferred stock	-	-	(16,000)
Purchase of treasury shares	(219)	-	-
Proceeds from issuance of common stock, net of expenses	343	30,565	2,915
Net cash provided (used) by financing activities	146,966	32,920	(31,588)
Change in Cash and Equivalents	5,949	(2,201)	2,965
Cash and Equivalents at Beginning of Year	3,882	6,083	3,118
Cash and Equivalents at End of Year	$9,831	$3,882	$6,083

Supplemental Disclosures:
Cash paid for interest	$7,855	$213	$3,224
Cash paid for income taxes	415	10,581	158

-

TXCO RESOURCES INC. SELECTED QUARTERLY FINANCIAL INFORMATION SELECTED FINANCIAL INFORMATION - BALANCE SHEET

	2007	2006
	4TH	4TH
(in thousands)	QUARTER	QUARTER

Current Assets	$ 35,746	$ 18,369

Property and Equipment - Net	314,941	119,574

Other Assets	3,920	5,858

Total Assets	$ 354,607	$ 143,801

Current Liabilities	$ 59,658	$ 16,095

Long-Term Liabilities	120,233	4,054
Stockholders' Equity	174,716	123,652

Total Liabilities and Stockholders' Equity	$ 354,607	$ 143,801

TXCO RESOURCES INC. SELECTED QUARTERLY FINANCIAL INFORMATION SELECTED FINANCIAL INFORMATION - INCOME STATEMENT
	2007	2006
	4TH	4TH
(in thousands, except per share data)	QUARTER	QUARTER

Revenues
Oil and gas sales	$ 28,880	$ 12,131
Gas gathering operations	3,086	3,123
Other	111	6
Total Revenues	32,077	15,260

Costs and Expenses
Lease operations	4,071	1,920
Production taxes	1,657	381
Exploration expenses	300	2,008
Impairments and abandonments	1,693	628
Gas gathering operations	3,587	3,326
Depreciation, depletion and amortization	10,985	12,948
General and administrative	4,062	1,632
Total Costs and Expenses	26,355	22,843

Income (loss) from Operations	5,722	(7,583)

Other Income (Expense)
Interest income	91	79
Interest expense	(3,319)	(60)
Loan fee amortization	(210)	(42)
Derivative mark-to-market gain	-	208
Derivative settlements (loss)	-	(146)
Gain on sale of assets	1	3
Total Other Income (Expense)	(3,437)	42

Income (loss) before income tax	2,285	(7,541)
Income tax (benefit) expense	118	(3,138)

Net Income (Loss)	2,167	(4,403)
Preferred dividends	397	-

Net Income (Loss) Available to Common Stockholders	$ 1,770	$ (4,403)

TXCO RESOURCES INC. SELECTED QUARTERLY FINANCIAL INFORMATION SELECTED FINANCIAL INFORMATION - INCOME STATEMENT (continued)
	2007	2006
	4TH	4TH
(in thousands, except per share data)	QUARTER	QUARTER

EBITDA*	$ 20,039	$ 6,227

EBITDAX*	$ 20,339	$ 8,325

Earnings per share – Reported
Basic	$ 0.05	$ (0.13)
Diluted	$ 0.05	$ (0.13)

EBITDA per share
Basic	$ 0.60	$ 0.19
Diluted	$ 0.57	$ 0.18

EBITDAX per share
Basic	$ 0.61	$ 0.25
Diluted	$ 0.58	$ 0.24

Weighted average number of common shares outstanding
Basic	33,619	32,816
Diluted	34,987	33,908

Sales volumes - Oil and Gas
Gas (MMcf)	607	240
Oil (MBbl)	295	204
Equivalent (MMcfe)	2,376	1,464

* See attached table for a reconciliation of these non-GAAP financial measures.

TXCO RESOURCES INC. SELECTED QUARTERLY FINANCIAL INFORMATION SELECTED FINANCIAL INFORMATION - CASH FLOWS

	2007	2006
	4TH	4TH
(in thousands)	QUARTER	QUARTER

Net income (loss)	$ 2,167	$ (4,403)

Adjustments to reconcile net income to
net cash provided by operating activities
Depreciation, depletion and amortization	11,194	12,990
Impairments, abandonments and dry hole costs	1,693	628
Gain on sale of assets	(1)	(3)
Deferred tax expense	119	3,079
Non-cash change in components of other comprehensive income	-	806
Non-cash compensation expense	1,640	233
Non-cash derivative mark-to-market (gain) loss	-	(208)
Changes in operating assets and liabilities	25,244	(2,348)

Net cash provided by operating activities	$ 42,056	$ 10,774

Capital Expenditures	$ 49,170	$ 15,711

TXCO Resources Inc. SELECTED OPERATING DATA

	Year Ended December 31,
($'s in thousands, except average prices)	2007	2006

Net cash provided in operating activities	$69,392	$24,724

Ebitdax *	54,162	40,273

Ebitda *	52,939	37,305

Debt to asset ratio	28.3%	1.8%

Sales

Oil:
Sales, in mBbl	974	791
Average realized sales price per barrel, excluding hedging impact	$71.11	$62.56

Natural Gas:
Sales, in mmcf	2,125	1,104
Average realized sales price per mcf, excluding hedging impact	$7.26	$7.18

Equivalent Basis:
Sales in mBOE	1,328	975
Average realized sales price per BOE, excluding hedging impact	$63.77	$58.88

Sales in mmcfe	7,971	5,852
Average realized sales price per mcfe, excluding hedging impact	$10.63	$9.81

Other Operating Data
Total lifting costs	$18,558	$9,800
Lifting costs per mcfe	$2.33	$1.67

Sales volume - oil properties - mBbl	955	785
Oil prop. lifting costs-oil (Incl Prod & Sev Tax)	$13,742	$7,803
Oil prop. lifting costs per barrel	$14.39	$9.94

Glen Rose Porosity sales volume - mBbl	705	683
Glen Rose Porosity lifting costs per barrel	$8.99	$6.37

Sales volume - gas properties - mcf	2,048	1,023
Gas prop. lifting costs-gas (Incl Prod & Sev Tax)	$2,354	$1,958
Gas prop. lifting costs per mcf	$1.15	$1.91

Total depletion cost per BOE	$27.06	$24.26
Total depletion cost per mcfe	$4.50	$4.04

* See attached table for a reconciliation of these non-GAAP financial measures.

TXCO Resources Inc. EBITDA And EBITDAX Reconciliation To Net Income And Net Cash Provided For The Periods Indicated

	Fourth Quarter of		Full Year
($ Thousands)	2007	2006	2007	2006

Net cash provided by operating activities	42,056	10,774	69,392	24,724
Change in operating assets and liabilities	25,244	(2,348)	20,055	(9,881)
Operating cash flow before change in operating assets & liabilities	16,811	13,123	49,337	34,605

Deferred income taxes	(119)	(3,079)	(4,458)	(1,560)
Interest, net	3,228	(19)	9,357	(281)
Net impact of hedges	-	(660)	-	1,880
Income tax	119	(3,138)	(843)	2,662
Exploration costs	300	2,008	1,222	2,968
Dry hole costs	-	-	(454)	-

EBITDAX	20,339	8,235	54,162	40,273

Less: Exploration costs	300	2,008	1,222	2,968

EBITDA	20,039	6,227	52,939	37,305

Less:
(Gain) loss on sale of assets	(1)	(3)	(1)	8
Income tax expense	119	(3,138)	(843)	2,661
Impairment & abandonments	1,693	628	1,983	1,722
Derivative (gain) loss	-	(61)	1,524	691
Interest, net	3,228	(19)	9,357	(281)
Non cash compensation	1,639	234	2,824	1,207
DD&A	11,195	12,989	36,756	24,056

Net income (loss)	2,167	(4,403)	1,340	7,241

EBITDAX is earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense. EBITDA equals EBITDAX less exploration expense. We believe EBITDA and EBITDAX provide a more complete analysis of TXCO's operating performance and debt servicing ability relative to other companies, and of our ability to fund capital expenditure and working capital requirements.

These measures are widely used by investors and rating agencies. EBITDA, with certain negotiated adjustments, is referenced in TXCO's financial covenants and required in reporting under our credit facility. EBITDA and EBITDAX are not measures of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP.

Columns may not foot due to rounding.